                            ASSIGNMENT OF MONIES DUE
                            UNDER FACTORING AGREEMENT

         This Agreement made on July 21, 2000, by and among TRANSCAP TRADE
FINANCE ("Transcap"), MAJESCO SALES, INC. ("Client"), and ROSENTHAL & ROSENTHAL,
INC. ("Factor"), as follows:

         WHEREAS, Client and Factor have entered into a certain Factoring
Agreement dated April 1989 (the "Factoring Agreement"), pursuant to which Client from time to time assigns certain of its accounts receivables to Factor pursuant to written account schedules ("Account Schedules") in the form and upon the terms described in the Factoring Agreement; and

         WHEREAS, Client and Transcap have entered into a Master Purchase Order
Assignment dated July 21, 2000 (as may be amended, restated or otherwise modified from time to time, the "Transcap Agreement") pursuant to which Client will from time to time assign purchase orders received from certain of its customers to Transcap and Transcap will purchase the goods specified in the assigned purchase orders (a "Transcap Transaction"); and

         WHEREAS, the sale of goods to customers in a Transcap Transaction will give rise to receivables ("Transcap Receivables"), which Transcap and Client desire that Client sell and assign to Factor under the Factoring Agreement; and

         WHEREAS, at the time that the Transcap Receivables are sold and assigned by Client to Factor and accepted by Factor, Client will be the sole owner of the Transcap Receivables; and

         WHEREAS, at the time that the Transcap Receivables are sold and assigned by Client to Factor and accepted by Factor, Transcap is relying on
Factor's internal policies and procedures with respect to the collection of the
Transcap Receivables sold and assigned by Client to Factor;

         WHEREAS, Client desires to assign to Transcap all monies due under the
Factoring Agreement arising from the sale of the Transcap Receivables; and

         WHEREAS, Transcap and Factor wish to memorialize their agreement concerning the relative seniority of their liens in certain assets of Client, including the Transcap Receivables;

         NOW, THEREFORE, for good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Pursuant to the terms and conditions of the Factoring Agreement,
Factor shall establish two accounts for Client: account #5850 ("#1 Account") and account #5854 (#2 Account").

         2. So long as this Agreement is in effect, all Account Schedules will require two signatures, one by a representative of client and one by a representative of Transcap. Factor shall have no responsibility to check or otherwise verify the authenticity of the signators or the signatures.

         3. (a) Client will sell and assign all Transcap Receivables to Factor on a separate Account Schedule which contains only Transcap Receivables. Client represents to Factor that all Transcap Receivables appearing or referred to on an Account Schedule are owned solely by Client. Upon receipt and acceptance of an Account Schedule which pertains to Transcap Receivables, Factor shall determine whether it will remit the collected proceeds pertaining thereto to
Transcap pursuant to Section 4(a) below, or whether it will lend upon such
Transcap Receivables pursuant to Section 4(b) below. All Transcap Receivables which Factor determines it will lend upon pursuant to Section 4(b) below, as well as all other Client receivables, shall be credited by Factor to the #1
Account. All Transcap Receivables for which Factor will remit the collected proceeds to Transcap pursuant to Section 4(a) below will be credited by Factor to the #2 Account.

            (b) Factor acknowledges that Transcap is relying upon Factor for the collection of all Transcap Receivables credited by Factor to the #2 Account.
Factor shall use and follow, with respect to the collection of accounts receivable credited by Factor to the #2 Account all of Factor's customary internal policies and procedures which Factor uses and employs in connection with accounts receivable of Client sold and assigned to Factor by Client pursuant to the Factoring Agreement whether credited by Factor to the #1 Account or the #2 Account. In the event Factor fails to follow any of its customary internal policies and procedures which it uses and employs in connection with accounts receivables, and such failure results (i) in any monies in the #2
Account being paid by Factor to Client in breach of this Agreement, or (ii) in any account debtor remitting to Client the amount due on any invoice issued with respect to an account receivable sold and assigned by Client to Factor, Factor shall nevertheless pay to Transcap all amounts which otherwise should have been paid by Factor to Transcap. Factor shall, in accordance with the Factoring
Agreement, determine whether or not to credit approve accounts receivable sold and assigned by Client in accordance with the Factoring Agreement whether such accounts receivable are to be credited to the #1 Account or the #2 Account.

         4. (a) To secure Client's obligations and indebtedness now or hereafter owing to Transcap, Client hereby assigns to Transcap all of Client's rights, title and interest in and to all monies now or hereafter remitted or otherwise due to Client by Factor pursuant to the Factoring Agreement under #2 Account.
Client and Transcap acknowledge and agree that Factor will remit monies to
Transcap at Transcap's request on the #2 Account only when, as and to the extent that proceeds of Transcap Receivables are paid and deposited in the #2 Account.

            (b) Notwithstanding anything to the contrary set forth in Section
4(a) above, Factor, in it sole discretion, may lend money to Client based upon the Transcap Receivable(s). Upon receipt by Transcap of a wire transfer within five (5) business days of the date of the Account Schedule assigning a Transcap
Receivable which has been executed by Client and Transcap, in an amount equal to the cost of the goods purchased or financed pursuant to a Transcap Transaction, and the interest, fees, commissions, expenses and other amounts owing to
Transcap by Client (collectively, the "Designated Amount"), which Designated
Amount shall be communicated in writing by Transcap to Factor, Transcap will without any further action subordinate its lien on the assets set forth in
Sections 9(b)(i)-(iii) below which pertain solely to the Transcap Receivables reflected on such Account Schedule.

            (c) Client hereby irrevocably authorizes and empowers Transcap to ask, demand, receive, receipt, and give acquittance for any and all monies assigned pursuant to Section 4(a) or 4(b). Factor agrees to pay such monies to
Transcap, and Client hereby authorizes Factor to recognize Transcap's claims to rights hereunder without investigating the reason for any action taken by
Transcap or the validity or the amount of the obligations or the existence of any default or the application to be made by Transcap of any monies paid to
Transcap.

         5. Client hereby authorizes and directs Factor to remit all monies otherwise advanced, remitted or payable to Client pursuant to the Factoring
Agreement under the #2 Account to Transcap by wire transfer pursuant to the wire instructions attached hereto. Payment when so made and credited by Factor shall constitute full payment of said monies to Client and Factor shall be without further obligation to Client or Transcap therefor.

         6. Factor shall, after the end of each month, send Transcap a copy of its monthly statements for #1 Account and #2 Account rendered to Client, provided that Factor shall have no liability to Transcap for negligently or inadvertently failing to furnish such copies. Transcap acknowledges that all such monthly statements and information contained therein are generated and created solely for Factor's own use. Factor makes no representations or warranties whatsoever as to the accuracy of such monthly statements and the information contained therein or the validity of any collateral or the financial condition of Client. In addition, Factor shall have no obligation or liability to Client or Transcap to monitor or verify that all Transcap Receivables are in fact assigned by Client pursuant to a separate Account Schedule or that the #2
Account contains only Transcap Receivables. To the extent that Transcap relies on any information contained in the monthly statements, Transcap acknowledges and agrees that it does so at its own risk.

         7. Client and Transcap acknowledge that nothing in this Agreement shall constitute a waiver or modification of any of Factor's rights under the
Factoring Agreement, including, but not limited to, Factor's right to deduct from or to set off against monies otherwise advanced, remitted or due to Client under the Factoring Agreement, or to reserve for, any and all indebtedness owing from Client to Factor under the Factoring Agreement. Notwithstanding the foregoing, Factor agrees that during the term of this Agreement, unless consented to by Transcap, Factor shall not deduct from or set off against any moneys payable under the Factoring Agreement on account of the #2 Account any liability or obligation of Client under the Factoring Agreement arising from or in relation the #1 Account or any other obligation owed by Client to Factor unrelated to the Transcap Receivable proceeds deposited into the #2 Account.

         8. Clients and Transcap understand and acknowledge that Factor's agreement to advance funds under the Factoring Agreement and to transmit such funds to Transcap as set forth above is an accommodation by Factor to Client and that, except as set forth in this Agreement, Factor shall not, in any way, be liable to Client or Transcap if, through inadvertence, error or any other reason the remittances to Transcap are not in the proper amount or percentage. It is further understood and agreed that Factor is under no obligation to make any advances under the Factoring Agreement, whether due to Client's failure to be
"in-formula" or lack of collections or any reason whatsoever and to the extent
Client or Transcap rely on such advances being made, each does so at its own risk.

         9. (a) Except as provided in Section 9(b) below, the security interest and lien of Factor in the Factor Collateral (as hereinafter defined) is and shall remain superior and prior in right to any security interest or lien of
Transcap and, subject to Section 9(b), Transcap hereby subordinates in favor of
Factor all right, title and interest that Transcap may now have or hereafter acquires in and on any such assets or property which constitute Factor
Collateral. "Factor Collateral" means all of Client's inventory, accounts, contract rights, and general intangibles (whether or not specifically assigned to Factor), now existing and hereafter arising, and the proceeds thereof, and security and guarantees therefor, and the goods and property represented thereby, and all books and records relating to the foregoing, and all sums of money at any time to Client's credit with Factor, and all Client's present and future claims against Factor under or in connection with the Factoring
Agreement, and any of Client's property at any time in Factor's possession, but specifically excluding the items set forth in Sections 9(b)(i), (ii), (iii),
(iv), and (v) below, and any and all present and future credit balances and reserves held by Factor for the Client's account in connection therewith.

            (b) Notwithstanding the provisions of Section 9(a), the security interest and lien of Transcap in the Transcap Primary Collateral (as hereinafter defined) is and shall remain superior and prior in right to any security interest or lien of Factor in such property. Factor hereby subordinates in favor of Transcap all right, title and interest that Factor may now have or hereafter acquire in the following property now owned or hereafter acquired by Client
(hereinafter referred to collectively as the "Transcap Primary Collateral"):

                  (i) inventory of raw materials, work-in-process, finished
         goods, and goods in transit which are clearly identifiable to purchase orders purchased by Transcap in a Transcap Transaction ("Transcap
         Inventory");

                  (ii) the documents of title in the possession of Transcap or its agents related to Transcap Inventory;

                  (iii) the contract rights of Client to supply Transcap
         Inventory to customers pursuant to purchase orders purchased by
         Transcap in a Transcap Transaction, to the extent such contract rights are not yet earned by performance (i.e., shipment to such customer of goods covered by such purchase orders); and

                  (iv) the proceeds of the #2 Account.

Until Client's obligations to Transcap are paid in full (including any post-petition interest owned to Transcap by Client's estate), Factor shall not, without Transcap's prior written consent, assert or seek to enforce, by legal proceedings or otherwise, any security interest or other rights that it may now have or hereafter acquire with respect to the Transcap Primary Collateral or receive or retain any payments from the proceeds thereof. The provisions described in this Section 9(b) shall survive the termination of this Agreement and shall remain in full force and effect until all obligations and indebtedness owing by Client to Transcap are paid to Transcap in full.

            (c) On a monthly basis, Transcap shall identify the Transcap
Transactions to which this Agreement supplies by means of one or more addenda hereto in the form of the Purchase Order Package Certificate attached as Exhibit
A to the Transcap Agreement.

            (d) With respect to all purchase orders and invoices rendered in connection with the inventory of finished goods described in Section 9(b)(i)
above, Transcap hereby sells and assigns to Client all of its right, title, and interest in and to all such purchase orders and invoices upon the shipment of such inventories to customers of Client and acceptance of the Account Schedules by Factor.

         10. Client agrees that, from and after the date on which Transcap gives notice to Factor that Transcap has declared Client to be in default, all monies due Client by Factor under the #1 Account shall be payable to Transcap, and
Client hereby irrevocably authorizes and empowers Transcap to ask, demand, receive, receipt, and give acquittance for any and all monies hereby assigned.
Factor agrees to pay such monies to Transcap, and Client hereby authorizes
Factor to recognize Transcap's claims to rights hereunder without investigating the reason for any action taken by Transcap or the validity or the amount of the obligations or the existence of any default or the application to be made by
Transcap of any of the monies paid to Transcap.

         11. The subordination and relative priorities of Factor and Transcap under this Agreement shall apply regardless of the time or manner of perfection of their respective security interests and are expressly conditioned upon the non-avoidability of any security interest to which another interest is subordinated. If any such security interest is avoidable for any reasons, then the subordination granted in this Agreement with respect to the subject collateral shall not be effective.

         12. Client and Factor agree that, upon notice to Factor by Transcap that Transcap has declared Client to be in default with respect to any Transcap
Transaction, all reports and notices delivered by Factor to Client shall also be delivered by Factor, at Client's expense, to Transcap. Factor and Client further agree that following the termination of the Factoring Agreement and the payment in full of all obligations of Client to Factor thereunder, Factor will remit all moneys due to Client to Transcap.

         13. Client hereby irrevocably authorizes and empowers Transcap to endorse any checks or other orders for the payment of money payable to Client.
Client agrees that it will, at all times hereafter at the request of Transcap, make, do and execute all such further acts, agreements, assurances and other documents and instruments as shall be reasonably required to enable Transcap to receive all ILLEGIBLE due or to become due under or in connection with the
Factoring Agreement, according to the intent and purpose of this Agreement.

         14. Client hereby authorizes Factor to recognize Transcap's claims to rights hereunder without investigating the reason for any action taken by
Transcap or the validity or the amount of the obligations or the acceptance of any default or the application to be made by Transcap of any of the amounts paid to Transcap. Client shall indemnify and hold Factor harmless from and against any and all claims, demands, causes of action, obligations, damages, liabilities, costs and expenses including attorney's fees that may be asserted against or incurred by Factor with respect to or in any way arising from
Factor's compliance with any demand or direction of Transcap relating to payment of monies due under the Factoring Agreement.

         15. Client warrants and represents to Factor and Transcap that it has not as the date hereof made, executed or delivered any other assignment of the monies covered by this Agreement.

         16. CLIENT, FACTOR AND TRANSCAP ACKNOWLEDGE AND AGREE THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, ANY OTHER AGREEMENT RELATED
HERETO OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WOULD
BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE
THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A
COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         17. Factor shall not be obligated to make any payment to Transcap hereunder, if any such payment is enjoined, restraining, or stayed by any court or by any statute or governmental rule or regulation.

         18. Transcap hereby acknowledges that Factor has made no
representations or warranties as to Client's financial condition, business affairs, nor has Factor in any way induced Transcap to make, enter into agreements with or make advances on behalf of Client. Furthermore, in so requesting, authorizing and directing Factor to pay to Transcap monies due
Client under the Factoring Agreement, Client and Transcap acknowledge and agree that Factor has no liability whatsoever to Client or Transcap with respect to
Client's obligations to Transcap whether now existing or hereunder arising and
Client and Transcap exonerate and agree, jointly and severally, to indemnify and hold Factor harmless from and against any liability for same. Nothing contained herein shall be deemed as effecting a joint venture, partnership or participation between Factor and Transcap.

         19. In the event any suit or action is initiated to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such ILLEGIBLE as the court may determine reasonable as attorneys' fees, at trial and in any applicable proceeding, proceeding under the bankruptcy code or receivership, in addition to all other sums provided by law.

         20. This Agreement represents the complete understanding of the parties and it cannot be modified, in whole or in part, accept by a writing executed by all parties. This Agreement shall continue in effect until Factor receives written article to the contrary from both Client and Transcap.

         21. (a) Factor agrees to provide Transcap with a copy of any notice of default pursuant to or termination of the Factoring Agreement which Factor sends to Client; provided, however, that Factor shall have no liability to Transcap for failing to furnish such copy provided such failure is not willful.

         (b) Transcap agrees to provide Factor with a copy of any notice of default pursuant to or termination of the Transcap Agreement which Transcap sends to Client; provided, however, that Transcap shall have no liability to
Factor for failing to furnish such copy provided such failure is not willful.

         22. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Assignment of Monies Due under Factoring Agreement as of the date and year first above written.

TRANSCAP TRADE FINANCE                      ROSENTHAL & ROSENTHAL, INC.
An Illinois general partnership
By:  TRANSCAP ASSOCIATES, INC.
Its general partner

By: /s/ Michael Sear                        By: Jerry Sandak
   ----------------------------------          ---------------------------------
    Name:                                       Name:
    Title:                                      Title:

MAJESCO SALES, INC.

By: /s/ Jesse Sutton
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    Name:
    Title: